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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                  CIDCO INC REPORTS FIRST QUARTER 2001 RESULTS
                         Possible Restatement of Results
                  of Operations For Discontinued Telco Business

MORGAN HILL, Calif., April 26, 2001--Cidco, Inc. (NASDAQ:CDCO) today announced financial results for the first quarter ended March 31, 2001. Sales from continuing operations, representing only retail and subscription sales of e-mail appliances, were $4.8 million compared to $666,000 for the first quarter of 2000. The Company reported a loss from continuing operations of $11.5 million, or $.82 per basic and diluted share, for the quarter ended March 31, 2001, compared to a loss from continuing operations of $4.8 million, or $.35 per basic and diluted share, for the same period last year. During the quarter the Company added 35,000 new subscribers compared to 4,000 for the same period last year. Financial results from continuing operations represent the activities of the Company's Internet appliance business.

The Company also announced that it has begun an investigation of an accounting issue which appears to have resulted in an understatement of current liabilities and previously reported cost of goods sold of approximately $5 million for the Company's discontinued telecommunications equipment business. The Company believes that the issue will affect reported results of operations for fiscal 2000 and possibly 1999; costs of goods sold were previously reported to be $71 million and $115 million, respectively, for those periods. The Company discovered the accounting issue during the preparation of financial statements for the first quarter of 2001. The Company is in the beginning stages of its review and believes the error was caused by the failure of certain accounting processes. The Company at this time has no reason to believe that the underreporting is a result of any wrongdoing.

Paul Locklin, President and Chief Executive Officer of the Company stated, "As soon as we have determined the full extent of the restatement of prior results and what reporting periods are affected, we will issue amended financial results. I also want to emphasize that we believe the restatement will affect only the discontinued operations of our former telephone equipment business. We believe the continuing operations of our Internet appliance business are not impacted by the accounting issue, except for the potential cash flow effect of the apparent understatement of current liabilities. This development does not change our strategy of building a large e-mail product and service business."

The Company has asked its outside auditor, PricewaterhouseCoopers LLP, and its outside counsel, Gray Cary Ware & Freidenrich LLP, to assist the Audit Committee in a complete review of this matter. The Company has also informed the Securities and Exchange Commission of its efforts. The Company will announce the results of the review once it is complete.


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HIGHLIGHTS OF THE QUARTER

"Revenues from continuing operations at $4.8 million for the quarter were slightly ahead of our internal forecasts, and on a sequential quarter basis revenues grew 30% over the fourth quarter of 2000" said Locklin. "We had another healthy quarter of subscriptions with 35,000 new activations, bringing our total active subscriber base to 105,000, and we appear to be well on track to meet our 2001 goal of 184,000 active subscribers by year end. Our customer satisfaction levels remain high and our retention rates continue to be within our model."

On the new product front two new products were launched during the quarter, the Mivo 150 and the Mivo 200. Locklin said reception to the new industrial design and feature sets is high by both the retail channel and end users. "Target is launching the Mivo 150 currently with Kmart scheduled to launch over the next several months. The Mivo 200 has been launched by Best Buy and Staples will soon have it on its shelves. We're also very excited about the prospects for an enhanced version, the Mivo 250, which will be released during the third quarter. All our national retail partners have expressed very strong interest for this enhanced product, and it is expected to achieve broad retail coverage when available in Q3," Locklin said.

"We're pleased that our R&D efforts are proceeding as planned and that the feature sets and price points of our full family of products are being received enthusiastically by our retail partners. We believe the new look and advanced features represented by the Mivo series will be instrumental in retaining the leadership position in our category, as more and more consumers search for alternatives to PCs for their email requirements.

"On the financial front we reduced total operating expenses by $6.5 million compared to the previous quarter, and we expect further expense reductions in Q2 and Q3. We are on plan with our business model which shows steadily increasing revenues and margins leading to profitability in Q2 of 2002 when we anticipate our subscriber base will have grown to 250,000 customers," said Locklin.

CONFERENCE CALL INFORMATION

The Company's earnings conference call will be Thursday, April 26, at 5:00 p.m. EDT (2:00 p.m. PDT). Following a brief presentation, participants will have the opportunity to ask questions. To participate in the call, dial 1-800-589-4298 TEN MINUTES before the conference call begins and ask for the CIDCO conference. A replay will be available shortly after the conclusion of the call until, April 28, 2001. To access the replay, dial 1-888-203-1112 using pass code 557128.

There will also be a real-time audio webcast of the conference call at the Company's website, www.cidco.com by StreetFusion. To listen to the live call, select StreetFusion at least 15 minutes before the start of the call to register, download, and install any necessary audio software. Individuals accessing the audio webcast will be "listen only" and will not have the capability to take part in the Q&A session.


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A digital replay will be available at the conclusion of the call. Interested individuals can access the webcast replay at www.cidco.com by pressing the StreetFusion icon.

About Cidco

Cidco Inc. is a worldwide leader in personal Internet communications products and services that enable consumers to communicate simply and easily over the Internet. Cidco introduced its first Internet appliance in 1998, and now provides a family of portable, affordable, easy-to-use devices that make e-mail and other Internet-based information readily available to consumers. The company is headquartered in Morgan Hill, Calif., at the south end of Silicon Valley. For additional information, visit www.CIDCO.com or call (408) 779-1162.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements or predictions, including statements regarding risks related to results of an ongoing internal accounting inquiry by the Company. In many cases, forward-looking statements can be identified by terminology such as "may," "intends," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms and other comparable terminology. These statements are only predictions. These statements represent our judgment as of this date and are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed in such forward-looking statements. Potential risks and uncertainties include, without limitation, the results of the Company's internal accounting inquiry, risks associated with economic conditions both domestic and international in the Internet and Internet appliance industry, failure to successfully implement a national retail distribution channel and a brand marketing campaign, failure to obtain subscriber growth, competitive factors, lower than expected consumer product acceptance, technological and business difficulties, government regulations and delays or other problems with product development. These and other factors are discussed in more depth in CIDCO Inc. filings with the SEC, copies of which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. CIDCO is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

MailStation, MIVO and CIDCO are trademarks of CIDCO Incorporated. All other trademarks are the property of their respective owners.

COMPANY CONTACT:                              MEDIA CONTACT:
RICHARD KENT                                  DON KING
CHIEF FINANCIAL OFFICER                       BATES CHURCHILL INVESTOR RELATIONS
408-779-1162                                  713-267-7280
                                              DKING@BATESWW.COM
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CIDCO, INC. Q1 FY01 RESULTS

STATEMENT OF OPERATIONS
(in thousands, except per share data)


                                                         Three months ended
                                                              March 31,
                                                     --------------------------
                                                       2001              2000
                                                     --------          --------
Sales:
      Service                                        $  2,629          $    137
      Hardware                                          2,209               124
      OEM                                                                   405
                                                     --------          --------
          Total sales                                   4,838               666
Cost of sales                                           5,579             1,340
                                                     --------          --------
Gross margin                                             (741)             (674)
Operating expenses:
      Research and development                          1,682               668
      Selling and marketing                             8,205             2,528
      General and administrative                        1,564             1,116
                                                     --------          --------
          Total operating expenses                     11,451             4,312
LOSS FROM OPERATIONS                                  (12,192)           (4,986)
Other income, net                                         730               216
                                                     --------          --------
Loss before income taxes                              (11,462)           (4,770)
Provision for income taxes                                 --                --
                                                     --------          --------
LOSS FROM CONTINUING OPERATIONS                       (11,462)           (4,770)
                                                     ========          ========

NET LOSS PER SHARE FROM CONTINUING
      OPERATIONS - BASIC AND DILUTED                 $  (0.82)         $  (0.35)

SHARES USED IN PER-SHARE CALCULATION                   13,970            13,811



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